Exhibit 10.6

ABSOLUTE GUARANTY OF PAYMENT AND PERFORMANCE

THIS ABSOLUTE GUARANTY OF PAYMENT AND PERFORMANCE (hereinafter referred to as the “Guaranty”), made to be effective as of April 17, 2020, by each of H-Cyte Management LLC, a Delaware limited liability company, Lung Institute Tampa, LLC, a Delaware limited liability company, Cognitive Health Institute Tampa, LLC, a Delaware limited liability company, and Medovex Corp., a Nevada corporation (collectively, “Guarantor”) for the benefit of the Purchasers (as defined in the Purchase Agreement).

BACKGROUND

Pursuant to the terms of a certain Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) by and among the Purchasers signatory thereto and H-Cyte, Inc., a Nevada corporation (“Borrower”), the Purchasers have made certain extensions of credit to Borrower (the “Loans”), as evidenced by Secured Convertible Promissory Notes of even date herewith, in the aggregate original principal amount of $3,235,570 (the “Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

Guarantor is a direct or indirect subsidiary of Borrower and, as a result, will benefit from the making of the Loans to Borrower by the Purchasers.

As a condition to making the Loans, the Purchasers are requiring Guarantor to execute and deliver this Guaranty to the Purchasers. Guarantor acknowledges that the Purchasers will rely on this Guaranty in making the Loans to Borrower.

AGREEMENTS

Guarantor agrees as follows:

1. Background. The foregoing background is true and correct and is incorporated by reference for all purposes as if fully set forth in this Guaranty.

2. Guaranty of Obligation. Guarantor irrevocably and unconditionally guarantees to Purchasers the prompt payment and performance when due of the Guaranteed Debt (as defined below).

3. Definition of Guaranteed Debt. As used in this Agreement, the term “Guaranteed Debt” means the obligations of the Borrower under the Purchase Agreement and the other Transaction Documents and the costs and expenses of Purchasers (including court costs and reasonable attorneys’ fees) incurred by the Purchasers in the enforcing or preserving of their rights under the Transaction Documents, including this Guaranty.

4. Payment by Guarantor. If all or any part of the Guaranteed Debt shall not be paid when due (after expiration of applicable grace periods), whether at maturity or earlier by acceleration or otherwise, Guarantor shall, promptly upon demand by FWHC Bridge, LLC (the “Lead Purchaser”) on behalf of all Purchasers, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to the Purchasers at the Lead Purchaser’s principal office set forth in the preamble hereof or at such other place as the Lead Purchaser designates in writing to Guarantor. Any term or provision of this Agreement or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which any Guarantor can be liable without rendering this Agreement or any other Transaction Document, as it relates to any Guarantor, subject to avoidance under applicable laws, statutes, rules and regulations relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account any right of contribution of any Guarantor and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.

5. No Duty to Pursue Others. It shall not be necessary for the Purchasers (and Guarantor hereby waives any rights which Guarantor may have to require the Purchasers), in order to enforce such payment by Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or any other guarantors of the Guaranteed Debt, (b) enforce the Purchasers’ rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, or (d) resort to any other means of obtaining payment of the Guaranteed Debt. The Purchasers shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt. Guarantor acknowledges that the Purchasers have been induced by this Guaranty to make the Loans hereinabove described, and this Guaranty shall, without further reference or assignment, pass to, and be relied upon and enforced by, any successor or participant or assignee of any Purchaser in and to any liabilities or obligations of Borrower.

6. Waiver of Notices. Guarantor agrees to the provisions of the Transaction Documents, and waives notice of (a) any loans or advances made by the Purchasers to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note or of any other instrument or document pertaining to all or any part of the Guaranteed Debt, or (d) any other action at any time taken or omitted by a Purchaser, and, generally, all demands and notices of every kind in connection with this Guaranty and any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

7. Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection.

8. Guarantor’s Representations. Guarantor makes the following representations:

(a) Review of Transaction Documents. The Guarantor has received and reviewed the Purchase Agreement, the Notes and the other Transaction Documents.

(b) Non-contravention. The execution, delivery and performance by Guarantor of this Guaranty does not contravene or result in a default under (i) any contractual restriction binding on or affecting the Guarantor, (ii) any court decree or order binding on or affecting the Guarantor or (iii) any requirement of applicable law binding on or affecting the Guarantor.

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(c) Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other person (other than those that have been duly obtained or made and which are in full force and effect) is required for the consummation of this Guaranty or the due execution, delivery or performance by Guarantor of this Guaranty.

(d) Validity. This Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligations of Guarantor, enforceable against the Guarantor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors’ rights generally and by general principles of equity).

(e) Pending Litigation. There is no litigation or other proceeding (including any government audit inspection, indictment, hearing, charge, proceeding or other investigation) pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor, or the assets of Guarantor, and there is no litigation or other proceeding which questions the validity of this Guaranty or of any action taken or to be taken pursuant to or in connection with the provisions of this Guaranty.

(f) Financial Information. Guarantor is solvent and the execution of this Guaranty does not and will not render the Guarantor insolvent. Any financial statements of Guarantor furnished by Guarantor to the Purchasers do not, nor does this Guaranty, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

(g) Taxes. Guarantor has filed, or caused to be filed, all tax returns required by law to be filed by Guarantor and has paid all taxes shown to be due and payable by Guarantor on said returns or on any assessments made against it. Guarantor has not been given or been requested to give a waiver of statute of limitations relating to the payment of Federal, state or local taxes.

9. Tax Returns. Guarantor shall deliver a complete copy of their federal tax returns, including all schedules, to the Lead Purchaser within thirty (30) days after filing same. Further, Guarantor hereby consents to the Lead Purchaser obtaining credit reports examining the credit history of Guarantor from time to time while the Loans remain outstanding.

10. Payment of Expenses. In the event that Guarantor should breach or fail timely to perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by the Lead Purchaser, pay the Lead Purchaser all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Lead Purchaser in the enforcement hereof or the preservation of the Purchasers’ rights hereunder.

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11. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, a Purchaser must rescind or restore any payment, or any part thereof, received by such Purchaser in satisfaction of the Guaranteed Debt, any prior release or discharge from the terms of this Guaranty given to Guarantor by such Purchaser shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

12. Joint Obligations. Guarantor and any other guarantors, whether under this Guaranty or another guaranty in favor of the Purchasers and entered into in connection with the Loans, shall be jointly and severally liable for payment of the Guaranteed Debt. This Guaranty may be enforced against one guarantor separately or against more than one or all guarantors jointly.

13. Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and Guarantor hereby waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications, etc. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, or of any Transaction Document.

(b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Purchasers to Borrower.

(c) Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever.

(d) Release of Obligors. Any full or partial release of the liability of Borrower, any co-guarantors or of any other person liable on the Guaranteed Debt.

(e) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.

(f) Release or Sale of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral at any time securing payment of the Guaranteed Debt or any failure to sell any collateral in a commercially reasonable manner or as otherwise required by law.

(g) Care and Diligence. The failure of the Lead Purchaser or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral at any time securing payment of the Guaranteed Debt.

(h) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien.

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(i) Offset. Any existing or future right of offset, claim or defense of Borrower against the Purchasers, or any other party (other than a defense of payment of the Guaranteed Debt), whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

(j) Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

(k) Legal Proceedings. The commencement, existence or completion of any proceeding against the Borrower or otherwise related to the collection and enforcement of the Guaranteed Debt.

(l) Limitation of Liability. Any limitation on the full personal liability of the Borrower for payment of the Guaranteed Debt or under any document or agreement executed in connection with the Guaranteed Debt.

(m) Bankruptcy Proceedings. The receivership, insolvency, bankruptcy or other proceedings affecting Borrower or any of Borrower’s property, Guarantor or any other person or entity.

(n) Preference. Any payment by Borrower to a Purchaser is held to constitute a preference under bankruptcy laws, or for any reason a Purchaser is required to refund such payment or pay such amount to Borrower or someone else.

(o) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that the Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt or the express release by the Purchasers of the Guarantor’s obligations hereunder.

14. Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor for borrowed money, whether now existing or hereafter arising. Guarantor subordinates the Guarantor Claims to the Guaranteed Debt. Guarantor shall not receive or collect, directly or indirectly, any amount upon the Guarantor Claims while the Guaranteed Debt remains outstanding.

15. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, the Purchasers shall have the right to prove their claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Purchasers.

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16. Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of its claims against the Borrower shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Debt.

17. Waiver of Subrogation. Until all indebtedness of Borrower to the Purchasers under the Transaction Documents is paid in full, Guarantor hereby waives any right, claim or action that it may now or hereafter have against Borrower arising out of, or in connection with, Guarantor’s obligations under this Guaranty or the payment by Guarantor of all or any part of the Guaranteed Debt including, without limitation, any right or claim for subrogation, contribution, reimbursement, exoneration, or indemnity.

18. Waiver. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.

19. Notices. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and shall be deemed to have been given when personally delivered or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed, to the address of such party set forth as shown below:

TO GUARANTOR:	c/o H-Cyte, Inc.
201 E. Kennedy Blvd., Suite 700
Tampa, FL 33602

TO PURCHASERS:	FWHC Bridge, LLC
1306 W. Kennedy Blvd.
Tampa, FL 33606

20. Governing Law. This Guaranty shall be governed, interpreted and construed by, through and under the laws of the State of Florida, excepting, however, its laws or principles regarding conflicts of laws or choice of laws. In any litigation in connection with or to enforce this Guaranty, Guarantor irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida sitting in Hillsborough County and the United States District Court for the Middle District of Florida and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent any Purchaser from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

21. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty.

22. Entirety and Amendments. There are not unwritten oral agreements between the parties. This Guaranty represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. This Guaranty may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

23. Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, that Guarantor may not, without the prior written consent of the Lead Purchaser, assign any of its rights, powers, duties, or obligations hereunder.

24. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this instrument under seal the day and year first above written.

GUARANTOR:

H-CYTE MANAGEMENT LLC

By:
Name:
Title:

LUNG INSTITUTE TAMPA, LLC

By:
Name:
Title:

COGNITIVE HEALTH INSTITUTE TAMPA, LLC

By:
Name:
Title:

MEDOVEX CORP.

By:
Name:
Title:

Signature Page to Absolute Guaranty of Payment and Peformance: H-Cyte Bridge Financing